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                                                                   exhibit a(4)

                             SMITH BARNEY TRUST II

                            Certificate of Amendment

         The undersigned, being the Assistant Secretary of Smith Barney Trust II (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Amended and Restated Declaration of Trust, dated September 28, 2001 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on February 3, 2003, the Establishment and Designation of Series and the Establishment and Designation of Classes, Exhibit A and Exhibit B to the Declaration of Trust, respectively, have been amended to read as set forth in Exhibits A and B attached to this Certificate.


         IN WITNESS WHEREOF, the undersigned has set his hand this 5th day of March, 2003.


                                               /s/ Thomas C. Mandia
                                               -------------------------
                                               Thomas C. Mandia
                                               Assistant Secretary
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                                                                      EXHIBIT A
                             SMITH BARNEY TRUST II

                               ESTABLISHMENT AND
                       DESIGNATION OF SERIES OF SHARES OF
                              BENEFICIAL INTEREST

         The Trustees of the Trust, acting pursuant to the Trust's Declaration, have established and designated the series (each, a "Fund") of Shares of Beneficial Interest listed below.

         1. The Funds are as follows:

            Smith Barney Diversified Large Cap Growth Fund;
            Smith Barney Small Cap Growth Opportunities Fund;
            Smith Barney International Large Cap Fund;
            Smith Barney Capital Preservation Fund (previously named Smith Barney Investors Value Fund);
            Smith Barney Capital Preservation Fund II; and
            Smith Barney Short Duration Municipal Income Fund.

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

         6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.
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                                                                      Exhibit B
                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.

         1. The classes of Shares of Smith Barney Diversified Large Cap Growth Fund, Smith Barney Small Cap Growth Opportunities Fund, Smith Barney International Large Cap Fund, and Smith Barney Short Duration Municipal Income Fund are designated "Class A Shares," "Class B Shares," "Class L Shares" and "Class Y Shares." The classes of Shares of Smith Barney Capital Preservation Fund, previously named Smith Barney Investors Value Fund, and Smith Barney Capital Preservation Fund II are designated "Class A Shares," "Class B Shares" and "Class L Shares."

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.